UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 30, 2016

The Bon-Ton Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices) (Zip Code)

(717) 757-7660
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 30, 2016, The Bon-Ton Stores, Inc. issued a press release announcing that it will redeem the entirety of its outstanding 10 5/8% Second Lien Senior Secured Notes due 2017 (the "Notes"). The aggregate principal amount outstanding of the Notes is approximately $57 million. The Notes will be redeemed on November 29, 2016, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes of approximately $21.84 per $1,000 of principal amount.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

99.1 Press Release issued September 30, 2016 regarding announcement of the redemption of 10 5/8% Second Lien Senior Secured Notes due 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

Date: September 30, 2016	By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President-Chief Financial Officer

EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued September 30, 2016.